CERTAIN CONFIDENTIAL INFORMATION (INDICATED BY “[***]”) CONTAINED IN

THIS AGREEMENT HAS BEEN REDACTED BECAUSE (I) THE COMPANY

CUSTOMARILY AND ACTUALLY TREATS THE REDACTED INFORMATION AS

PRIVATE OR CONFIDENTIAL AND (II) THE OMITTED INFORMATION IS NOT

MATERIAL.

Exhibit 4.19

[***]

REVISED

May 30, 2024

Mr. Carlo Coda Nunziante

[***]

Dear Carlo,

Re: Consulting Agreement

Following my letter dated May 21, 2024 and our subsequent discussions, this letter is to confirm in writing that the Consulting Agreement entered into between Birks Group Inc. and yourself on March 29, 2018 (the “Agreement”) as amended, is extended until September 30, 2024 on the same terms and conditions, after which period the Agreement will terminate.

As discussed, the monthly payments for the months of July to September 2024, will be paid following the completion of [***] and receipt of the monthly invoices as well as supporting documentation for that three-month period.

I understand that we have not yet received all of your monthly invoices for services rendered during the last few months. Please send those invoices to us as well.

Following the payment of the monthly invoices for the period from July to September 2024 and any other amount that may be outstanding for services provided in the last few months, there will be no other amount owed under the Consulting Agreement.

Kindly acknowledge receipt of this letter and confirm your agreement with the terms thereof by signing in the space provided below and return an executed copy to the attention of Miranda Melfi.

We appreciate the services you have rendered under the Consulting Agreement. Should we require your consulting services in the future, we will reach out to you as needed.

Yours truly,

BIRKS GROUP INC.

Per:	/s/ Jean-Christophe Bédos
Jean-Christophe Bédos
President and CEO

GROUPE BIRKS INC. ◾ BIRKS GROUP INC.

2020, boul. Robert-Bourassa, bureau 200, Montréal (QC) CANADA H3A 2A5 ◾ T. +1.514.397.2501 ◾ birksgroup.com

The undersigned agrees to the terms of this letter.

Date: June 12      , 2024.

/s/ Carlo Coda Nunziante
Carlo Coda Nunziante